SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 25, 2006

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On July 25, 2006, Principal Financial Group, Inc., a Delaware corporation (“PFG”) and Principal Management Corporation, an Iowa corporation (“PMC”, and together with PFG, the “Principal Entities”), entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Washington Mutual, Inc., a Washington corporation (“WaMu”) and New American Capital, Inc., a Delaware corporation (“NAC”, and together with WaMu, the “WaMu Entities”), pursuant to which PMC will acquire all outstanding capital stock of WM Advisors, Inc., a Washington corporation (“WMA”), and WMA’s two subsidiaries, WM Funds Distributor, Inc. and WM Shareholder Services, Inc., all wholly owned subsidiaries of NAC, in exchange for approximately $740 million. The purchase price is subject to an adjustment at and after the closing based on (i) certain declines in revenues from services of WMA and its subsidiaries and (ii) certain decreases of revenues from services of WMA and its subsidiaries during a period of time following the closing.

The closing of the transaction, which is currently expected to occur in the fourth quarter of this calendar year, is subject to (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) approvals of the boards of directors of the various funds sponsored by WMA and PMC or their affiliates, (iii) approvals by the shareholders of certain funds sponsored by WMA or its affiliates, and (iv) other customary conditions to closing, including the execution and delivery of certain related transaction documents. Each of the Principal Entities and the WaMu Entities has made customary representations, warranties, and covenants in the Stock Purchase Agreement.

The parties will also enter into a distribution agreement at closing pursuant to which WaMu will cause an affiliate to distribute various Principal products.

The foregoing description of the transaction and the Stock Purchase Agreement does not purport to be complete. The Stock Purchase Agreement will be filed as an exhibit to a future PFG quarterly report on Form 10-Q.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 25, 2006, PFG issued a press release announcing the execution of the Stock Purchase Agreement, which press release is filed as Exhibit 99.1 hereto. PFG is also filing as Exhibit 99.2 hereto materials being used in connection with presentations to and conversations with investors beginning on the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press release of Principal Financial Group, Inc., dated July 25, 2006

99.2	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

		By:	/s/ Joyce N. Hoffman
		Name:	Joyce N. Hoffman
		Title:	Senior Vice President and Corporate Secretary

Date:	July 25, 2006